EXHIBIT 3.1  - ARTICLES OF INCORPORATION OF TOTALSEEK.COM

                                            STATE OF DELAWARE
                                           SECRETARY OF STATE
                                        DIVISION OF CORPORATIONS
                                        FILED 09:00 AM 02/20/2001
                                           010088182 - 3359709


                      ARTICLES OF INCORPORATION
                                  OF
                          TOTALSEEK.COM, INC.

      The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do hereby adopt the following Articles of Incorporation:

                ARTICLE ONE - NAME AND MAILING ADDRESS

      The name of the corporation is TotalSeek.com, Inc. and the mailing address of this corporation is 1422 Chestnut Street, Suite #410, Philadelphia, PA 19102.

                   ARTICLE TWO - CORPORATE DURATION

      The duration of the corporation is perpetual.

                       ARTICLE THREE - PURPOSE

      This corporation is organized to engage in any lawful trade or business that can, in the opinion of the board of directors of the corporation, be advantageously carried on.

                     ARTICLE FOUR - CAPITAL STOCK

      The aggregate number of shares which the corporation is authorized to issue is 100,000,000. Such shares shall be of a single class, and shall have a par value of $0.001 per share.

              ARTICLE FIVE - REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of the corporation is 110 West Ninth Street, #134, in the City of
Wilmington, County of New Castle, Delaware 19801, and the name of its initial registered agent at such address, is William Tay.

                       ARTICLE SIX  - DIRECTORS

      The number of directors constituting the initial board of directors of the corporation is one. The number of directors may be either increased or decreased from time to time by the Bylaws, but shall never be less than one (1). The name and address of each person who is to serve as a member of the initial board of directors is:

      William Tay, 1422 Chestnut Street, Suite #410, Philadelphia,
PA 19102

                    ARTICLE SEVEN - INCORPORATORS

      The name and address of the person signing these Articles of Incorporation is:

      William Tay, 1422 Chestnut Street, Suite #410, Philadelphia,
PA 19102

                   ARTICLE EIGHT - INDEMNIFICATION

      The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                       ARTICLE NINE - AMENDMENT

      This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

      Executed by the undersigned at on February 14, 2001.


                                   /s/ William Tay
                                   -------------------------
                                   William Tay
                                   Incorporator